UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2018

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, Radisys Corporation (the “Company”) notified The Nasdaq Stock Market (“Nasdaq”) on July 3, 2018 of Mr. M. Niel Ransom’s resignation from the Board of Directors of the Company, including the audit committee thereof, and indicating that the Company would not be in compliance with Nasdaq’s audit committee requirements.
 On July 9, 2018, the Company received a letter from Nasdaq acknowledging the Company’s noncompliance with Nasdaq’s audit committee requirements as set forth in Nasdaq Listing Rule 5605(c)(2), which requires the audit committee of a Nasdaq-listed company to have a minimum of three members. The Nasdaq letter further provides that, consistent with Nasdaq Listing Rule 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance with Nasdaq Listing Rule 5605(c)(2) as follows: (1) until the earlier of the Company’s next annual shareholders’ meeting or July 2, 2019; or (2) if the Company’s next annual shareholders’ meeting is held before December 31, 2018, then the Company must evidence compliance with Nasdaq Listing Rule 5605(c)(2)(A) no later than December 31, 2018. The Company intends to rely upon the cure period provided by Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION
Date:	July 12, 2018	By:	/s/ Jonathan Wilson
Jonathan Wilson
Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)